UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-6951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Troy A. Cooper as President and Kenneth R. Wagers III as Chief Operating Officer

Effective as of April 23, 2018, Troy A. Cooper assumed the role of President of XPO Logistics, Inc. (the “Company”) and Kenneth R. Wagers III was appointed to succeed Mr. Cooper as Chief Operating Officer of the Company.

Mr. Cooper, 48, served as the Company’s Chief Operating Officer from May 2014 until his appointment as President. From September 2015 until September 2017, he also served as Chief Executive Officer and Chairman of XPO Logistics Europe. Mr. Cooper joined the Company in September 2011 as Vice President of Finance. Prior to XPO, he was instrumental in building two publicly traded companies to positions of industry leadership: as a vice president for United Rentals, he helped integrate over 200 acquisitions in the United States, Canada and Mexico. For United Waste Systems, he helped build an integrated network of 86 truck-based collection companies and 119 facilities in 25 states. Earlier, Mr. Cooper was with OSI Specialties, Inc. (formerly a division of Union Carbide, Inc.). He began his career in public accounting with Arthur Andersen and Co. and has a degree in accounting from Marietta College.

Mr. Wagers, 46, has more than two decades of experience in the supply chain sector, including senior positions with three global leaders: Amazon.com, Dr Pepper Snapple Group and UPS. From 2013 until he joined the Company, he served as Head of Finance, Worldwide Transportation and Logistics of Amazon.com, Inc., where he had executive oversight of Amazon’s Worldwide Transportation and Logistics business (last mile, middle mile, and air and ocean cargo), as well as Amazon China operations, Prime Now and Amazon Fresh operations. With Dr Pepper Snapple Group, he held supply chain leadership positions in consumer packaged goods, including functional oversight of the retail business, direct store delivery operations, warehouses, manufacturing plants, procurement programs and operational controls. Earlier, over 17 years with UPS, he was instrumental in the expansion of 3PL services, including UPS Supply Chain Solutions, which provides supply chain design and management, freight forwarding, customs brokerage, mail services, multimodal transportation, consulting and finance services to customers. His extensive M&A experience with UPS includes the integrations of Mail Boxes Etc. (consumer shipping), Fritz Companies (freight forwarding, customs brokerage and logistics), Overnite Corp. (less-than-truckload) and Menlo Freight Forwarding. Mr. Wagers holds a master’s degree in finance from Georgia State University, and is certified in the following disciplines: Six Sigma Green Belt, Lean Management, Time and Motion Study (Industrial Engineering) and Total Quality Management.

Employment Agreement with Kenneth R. Wagers III

Effective April 23, 2018, the Company entered into an employment agreement with Mr. Wagers (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Wagers will serve as the Chief Operating Officer of the Company, with an annual base salary of $525,000 and the opportunity to earn a performance-based bonus each year targeted at 100% of his base salary. Additionally, Mr. Wagers will receive a one-time sign-on cash bonus of $285,000, payable no later than April 15, 2019, and an inaugural award of 105,000 restricted stock units, which will vest in ten equal installments on each of the first ten anniversaries of the grant date, generally subject to his continued employment with the Company on the applicable vesting date. Upon termination of Mr. Wagers’ employment by the Company without cause, the portion of the inaugural restricted stock unit award that is subject to the next vesting date immediately following termination of employment will vest on a prorated basis as determined by the number of days employed in the anniversary year. Mr. Wagers is expected to establish a permanent residence in Greenwich, Connecticut, Charlotte, North Carolina, or such other location as the Company shall reasonably determine no later than September 1, 2019 and in connection with such relocation, the Company will provide him benefits pursuant to its relocation benefit policies for senior executives.

Upon Mr. Wagers’ termination of employment without cause (as defined in the Employment Agreement) either prior to a change of control or more than two years following a change of control, Mr. Wagers will be entitled to severance equal to six months of base salary, at the level in effect on the date of termination, any earned but unpaid annual bonus, and medical and dental coverage for a period of six months from the date of termination. In the event that, within two years following a change of control, the Company terminates Mr. Wagers’ employment without cause or Mr. Wagers resigns for good reason (as defined in the Employment Agreement), Mr. Wagers will receive a lump-sum cash payment equal to two times the sum of his base salary and target annual bonus, any earned but unpaid annual bonus, and medical and dental coverage for a period of 24 months from the date of termination. The severance benefits described in this paragraph are in all cases subject to Mr. Wagers’ execution and non-revocation of a release of claims.

The Employment Agreement also contains equity and annual bonus clawback provisions in the event of a restrictive covenant breach, termination of employment for cause, or engagement in fraud or willful misconduct that contributes materially to any financial restatement or material loss. Under the Employment Agreement, Mr. Wagers is subject to the following restrictive covenants: employee and customer non-solicitation during his employment and for a period of three years thereafter; confidentiality and non-disparagement during his employment and thereafter; and non-competition during his employment and for a period of two years following his termination for any reason. In addition, the Company has the option to extend the non-competition period for up to an additional year following a termination for any reason, provided that it continues to pay Mr. Wagers’ base salary as in effect on the date of termination during the extended non-competition period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement, dated April 19, 2018, between XPO Logistics, Inc. and Kenneth R. Wagers III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2018	XPO LOGISTICS, INC.

	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis Senior Vice President, Corporate Counsel